Exhibit 99.1
Dollar Tree Board of Directors Announces
Corporate Governance Enhancements

~ Amends By-Laws and Corporate Governance Guidelines to Strengthen Stockholder Rights ~

CHESAPEAKE, VA--April 6, 2022--Dollar Tree, Inc. (Nasdaq: DLTR) (“Dollar Tree” or the “Company”) today announced that its Board of Directors (the “Board”) has unanimously approved amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”) and Corporate Governance Guidelines in order to strengthen stockholder rights and enhance the ability of stockholders to engage with the Company.

The Company amended its By-Laws to move the advance notice time period for shareholder nominations of directors and the proposal of business closer to the annual meeting date. Under the new requirements, for all annual meetings occurring after the 2022 annual meeting of stockholders (the “2022 Annual Meeting”), the advance notice must be provided no earlier than 120 days and no later than 90 days before the anniversary of the prior year’s annual meeting. In addition, the Company announced that it plans to include a proposal in its proxy statement for the 2022 Annual Meeting to amend the Company’s Articles of Incorporation to permit stockholders that own 15% or more of the Company’s common stock to call a special meeting.

The Company also amended its Corporate Governance Guidelines to refine the Company’s policy on director overboarding. Under the new policy, director candidates should generally not serve on more than four public company boards, other than the Company, or if the candidate serves as the chief executive officer of a public company, the candidate should generally not serve on more than two public company boards, other than the Company. The Company believes these changes to the Corporate Governance Guidelines strike the right balance in being able to attract exceptional director candidates while ensuring that these candidates have the necessary time to devote to the Board.

The Board also approved updates to the charters of the Nominating & Governance and Compensation Committees and adopted charters for the newly-formed Sustainability and Corporate Social Responsibility Committee and Finance Committee. These charters are aimed at clarifying and enhancing the roles of these key independent Board committees in accordance with corporate governance best practices.

Edward J. Kelly, III, the Lead Independent Director and Chair of the Nominating & Governance Committee, stated, “The Board believes that implementing these corporate governance changes will not only empower stockholders to engage with the Company but will allow them to do so more efficiently and conveniently. These policies further represent Dollar Tree’s commitment to preserving stockholders’ rights to elect the directors they wish to represent the Company. While we are making this announcement today, we plan to continue to assess additional governance changes.”

Additional Information

Dollar Tree plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the 2022 Annual Meeting. Dollar Tree stockholders are strongly encouraged to read the definitive proxy statement (and any amendments and supplements thereto) and accompanying white proxy card and any other relevant solicitation materials when they are filed as they will contain important information. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Dollar Tree with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Dollar Tree, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Dollar Tree stockholders in connection with the matters to be considered at the 2022 Annual

Meeting. Information regarding the ownership of Dollar Tree’s directors and executive officers in Dollar Tree stock is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

This communication may contain certain “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments and results and do not relate strictly to historical facts. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate,” “may,” “will,” “should,” “predict,” “possible,” “potential,” “continue,” “strategy,” and similar expressions. Although Dollar Tree believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond Dollar Tree’s control). Moreover, new risks and uncertainties emerge from time to time and it is not possible for Dollar Tree to predict all risks and uncertainties that could have an impact on its forward-looking statements. More detailed information about these factors may be found in filings made by Dollar Tree with the SEC, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Dollar Tree is under no obligation to, and expressly disclaims any such obligation to, update or alter forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:	Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
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